UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 24, 2025

Cohu, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-04298	95-1934119
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12367 Crosthwaite Circle, Poway, California		92064
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:		858-848-8100

Not Applicable

Former name or former address, if changed since last report

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $1.00 par value	COHU	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange
Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On February 20, 2025, Cohu, Inc. (the “Company”) filed its Annual Report on Form 10-K with the Securities Exchange Commission (“SEC”) which disclosed that on February 19, 2025, the Company approved and began executing a strategic restructuring program designed to reposition its organization and improve its cost structure (“2025 Restructuring Program”). As part of the 2025 Restructuring Program the Company plans on consolidating certain operations that are currently based in La Chaux-de-Fonds, Switzerland, and in Kolbermoor, Germany, respectively, into other lower cost locations owned by the Company. As part of the 2025 Restructuring Program, the Company also anticipates making headcount reductions in the U.S. and throughout Asia. Relating to the operations consolidation actions, the Company notified certain impacted employees of the corresponding reduction in force program at those locations which will require negotiation with the microtechnology and Swiss watch trade union and the German labor organization which represent certain of the employees at their respective locations. The 2025 Restructuring Program will reduce headcount, enable the Company to optimize the facilities of its operations, as well as transition certain manufacturing to other lower cost regions. The 2025 Restructuring Program is being implemented as part of a comprehensive review of the Company’s operations with the goal of reducing costs during the extended downturn in the semiconductor test and inspection equipment industry.

As a result of the activities described above, the Company expects to recognize total pretax charges, consisting primarily of severance and other termination benefits, in the range of $6.1 million to $7.2 million, that are within the scope of ASC 420, Exit or Disposal Cost Obligations, and will be paid predominantly in cash. These charges will be recognized throughout fiscal 2025 and all costs will be incurred by the Company’s Semiconductor Test & Inspection segment.

The Company plans to make available in the investor relations section of its website (www.cohu.com) a presentation which includes an overview of the 2025 Restructuring Program. The Company expects to use the presentation in connection with future investor presentations. The Company does not have, and expressly disclaims, any obligation to release publicly any updates or any changes in its expectations or any change in events, conditions, or circumstances on which any forward-looking statement in the presentation is based. A copy of the presentation is attached as Exhibit 99.1 to this report, and the information set forth therein is incorporated herein by reference and constitutes a part of this report. These materials should be read together with the information included in the Company’s other filings with the SEC.

The information in this Item 7.01 (including Exhibit 99.1 hereto) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Furthermore, the information contained in the presentation attached to this report as Exhibit 99.1 shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing. The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

The Company intends to use its website, www.cohu.com, as a means of disclosing material information and to comply with its disclosure obligations under Regulation FD. Such disclosures will be included in the Investor Relations portion of the Company’s website. Accordingly, investors should monitor such portions of the Company’s website, in addition to following its press releases, and filings made with the SEC.

Item 9.01 Financial Statements and Exhibits.

The Exhibit listed below is being furnished with this Current Report on Form 8-K.

(d) Exhibits

Exhibit No. - 99.1

Investor Presentation - Restructuring Summary of Cohu, Inc., dated February 24, 2025

Exhibit No. - 104

Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohu, Inc.

February 24, 2025	By:	/s/ Jeffrey D. Jones

Name: Jeffrey D. Jones
Title: Senior VP Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Investor Presentation - Restructuring Summary of Cohu, Inc., dated February 24, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)